EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Home Federal Bancorp Employees' Savings and Profit Sharing Plan and Trust
Columbus, IN

We hereby consent to the incorporation by reference in Registration Statement No. 33-58912 of Home Federal Bancorp on Form S-8 of our report dated June 25, 2008, relating to the financial statements and supplemental schedules of Home Federal Bancorp Employees' Savings and Profit Sharing Plan and Trust appearing on this Form 11-K for the year ended December 31, 2007.

/s/Somerset CPA's, P.C.
Indianapolis, IN

June 25, 2008